Exhibit 10.58

EXECUTION VERSION

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of February 9, 2009 by and among LECG, LLC (the “Company”), the financial institutions party hereto (the “Lenders”), and BANK OF AMERICA, N.A., successor by merger to LaSalle Bank National Association, as administrative agent for the Lenders (the “Administrative Agent”).

RECITALS

A.                                   The Company, the financial institutions party thereto and the Administrative Agent entered into a Credit Agreement dated as of December 15, 2006 and amended as of July 16, 2007 and December 20, 2007 (as so amended, the “Credit Agreement”).

B.                                     The Company, the Lenders and the Administrative Agent wish to further amend the Credit Agreement as set forth herein.

NOW THEREFORE, in consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Definitions.  Capitalized terms used but not defined herein are used as defined in the Credit Agreement.

2.                                       Amendments.  The Credit Agreement is hereby amended as follows:

(a)                                  Section 1.1 of the Credit Agreement shall be amended at the definition “Acquired Debt”, by deleting “Company” each time it occurs and replacing it with “Parent”.

(b)                                 Section 1.1 of the Credit Agreement shall be amended as the definition “Administrative Agent”, by deleting it and replacing it with the following:

Administrative Agent means Bank of America, N.A. (successor by merger to LaSalle) in its capacity as administrative agent and collateral agent for the Lenders hereunder and any successor thereto in such capacity.

(c)                                  Section 1.1 of the Credit Agreement shall be amended at the definition “Applicable Margin” by deleting it in full and replacing it with the following:

Applicable Margin means, for any day, the rate per annum set forth below opposite the level (the “Level”) then in effect, it being understood that the Applicable Margin for (i) Eurocurrency Rate Loans and the L/C Fee Rate shall be the percentage set forth under the column “Eurocurrency Rate Margin and L/C Fee Rate”, (ii) Base Rate Loans shall be the percentage set forth under the column

“Base Rate Margin”, and (iii) the Non-Use Fee Rate shall be the percentage set forth under the column “Non-Use Fee Rate”:

Level	Total Debt to EBITDA Ratio	Eurocurrency Rate Margin and L/C Fee Rate	Base Rate Margin	Non-Use Fee Rate
I	Less than or equal to 1.0:1.0	2.50%	1.50%	0.45%
II	Greater than 1.0:1.0 but less than or equal to 2.0:1.0	3.00%	2.00%	0.50%
III	Greater than 2.0:1.0	3.50%	2.50%	0.50%

The Eurocurrency Rate Margin, the Base Rate Margin, the Non-Use Fee Rate and the L/C Fee Rate shall be adjusted, to the extent applicable, on the fifth (5th) Business Day after the Company provides the annual and quarterly financial statements and other information pursuant to Sections 10.1.1 or 10.1.2, as applicable, and the related Compliance Certificate, pursuant to Section 10.1.3.  Notwithstanding anything contained in this paragraph to the contrary, (a) if the Company fails to deliver the financial statements and Compliance Certificate in accordance with the provisions of Sections 10.1.1, 10.1.2 and 10.1.3, the Eurocurrency Rate Margin, the Base Rate Margin, the Non-Use Fee Rate and the L/C Fee Rate shall be based upon Level III above beginning on the date such financial statements and Compliance Certificate were required to be delivered until the fifth (5th) Business Day after such financial statements and Compliance Certificate are actually delivered, whereupon the Applicable Margin shall be determined by the then current Level, and (b) no reduction to any Applicable Margin shall become effective at any time when an Event of Default or Unmatured Event of Default has occurred and is continuing.

(d)                                 Section 1.1 of the Credit Agreement shall be amended at the definition of “Base Rate” by deleting it in its entirety and replacing it with the following:

Base Rate means, for any day, a rate per annum equal to the sum of (a) the highest of (i) the Prime Rate for such day, (ii) the sum of 0.50% plus the Federal Funds Rate for such day and (iii) except during a Eurocurrency Unavailability Period, the Eurocurrency Rate plus 1.00%; plus (b) the Market Disruption Spread, if any.

(e)                                  Section 1.1 of the Credit Agreement shall be amended by adding the following, in appropriate alphabetical order:

Base Rate Margin – see the definition of Applicable Margin.

(f)                                    Section 1.1 of the Credit Agreement shall be amended at the definition “Capital Expenditures”, by deleting “Company” and replacing it with “Parent”.

(g)                                 Section 1.1 of the Credit Agreement shall be further amended by adding the following definitions, in appropriate alphabetical order:

Collateral means all property of the Parent, the Borrower and Domestic Subsidiaries from time to time subject to or required to be subject to the Lien of the Collateral Documents, in personal property of such Loan Parties as to which a Lien may be perfected by a UCC-1 filing (or if required, by Required Lenders during an Event of Default, by a control agreement), or pursuant to an assignment of key person life insurance policy.

Collateral Documents means all agreements, instruments and documents from time to time executed and delivered in connection with this Agreement pursuant to which Liens are granted or purported to be granted to the Administrative Agent in personal property of the Parent, the Company, and any Domestic Subsidiary to the extent such Liens may be perfected by the filing of a financing statement under the Uniform Commercial Code (or, if required by the Required Lenders during an Event of Default, by a control agreement), or pursuant to an assignment of life insurance policy, in each case, securing all or part of the Obligations, or perfecting any such Lien.

(h)                                 Section 1.1 of the Credit Agreement shall be amended at the definition “Consolidated Net Income”, by deleting “Company” each time it occurs and replacing it with “Parent”.

(i)                                     Section 1.1 of the Credit Agreement shall be further amended by adding the following additional definition, in appropriate alphabetical order:

Domestic Subsidiary means any Subsidiary organized and existing under the laws of the United States or any state thereof (including the District of Columbia).

(j)                                     Section 1.1 of the Credit Agreement shall be further amended by deleting the definition “EBIT” and replacing it with the following:

EBIT means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, without duplication, (i) Interest Expense, (ii) income tax expense, (iii) amortization of Signing and Performance Bonus expense, (iv) non-cash equity compensation expense, (v) other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual or reserve for potential cash items in the future), (vi) extraordinary non-cash losses (as determined in accordance with GAAP) incurred other than in the ordinary course of business, (vii) goodwill impairment expense per GAAP, and (viii) expensed acquisition costs of up to $500,000.

(k)                                  Section 1.1 of the Credit Agreement shall be further amended at the definition “Eurocurrency Rate” by deleting it in its entirety and replacing it with the following:

Eurocurrency Rate means a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurocurrency Rate =	Eurocurrency Base Rate
(1.00 – Eurocurrency Reserve Percentage)

Where,

(a)                                  “Eurocurrency Base Rate” means:

(i)                                     for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to (A) the British Bankers Association LIBOR Rate as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) (“BBA LIBOR”), at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the applicable Designated Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (B) if such published rate is not available at such time for any reason, the rate determined by the Administrative Agent to be the rate at which deposits in the applicable Designated Currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America, N.A. and with a term equivalent to such Interest Period would be offered by Bank of America, N.A.’s London Branch to major banks in the London interbank Eurocurrency market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and

(ii)                                  for any day with respect to a Base Rate Loan, the rate per annum equal to (A) BBA LIBOR for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day (or, if such day is not a Business Day, on the next preceding Business Day) or (B) if such published rate is not available at such time for any reason, the rate determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on such day (or, if such day is not a Business Day, on the next preceding Business Day) in same day funds in the approximate amount of the Base Rate Loan being made, continued or converted by Bank of America, N.A. and with a term equal to one month would be offered by Bank of America, N.A.’s London Branch to major banks in the London interbank Eurocurrency market at their request at the date and time of determination; and

(b)                                 “Eurocurrency Reserve Percentage” means, for any day during any Interest Period (or in the case of any Base Rate Loan, any other day of determination), the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities”).  The Eurocurrency Rate for each outstanding Eurocurrency Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

(l)                                     Section 1.1 of the Credit Agreement shall be further amended by deleting the definition “Eurocurrency Rate Loan” and replacing it with the following:

Eurocurrency Rate Loan means any Loan which bears interest at a rate determined by reference to the Eurocurrency Rate (excluding any Loan that bears interest based on clause (iii) of the definition of Base Rate).

(m)                               Section 1.1 of the Credit Agreement shall be further amended by inserting in alphabetical order the following additional definition:

Eurocurrency Unavailability Period means any period of time during which a notice delivered to the Company in accordance with Section 8.3 shall remain in force and effect.

(n)                                 Section 1.1 of the Credit Agreement shall be further amended at the definition “Fixed Charge Coverage Ratio”, by deleting the phrase “Rentals for such Computation Period” each time it appears, and replacing it with “Rentals of the Parent and its Subsidiaries for such Computation Period”.

(o)                                 Section 1.1 of the Credit Agreement shall be further amended, at the definition “Interest Expense”, by deleting “Company” and replacing it with “Parent”.

(p)                                 Section 1.1 of the Credit Agreement shall be further amended, at the definition “Loan Documents”, by deleting such definition and replacing it with the following:

Loan Documents means this Agreement, the Notes, the Letters of Credit, the Master Letter of Credit Agreement, the L/C Applications, the Agent Fee Letter, the Guaranty and Pledge Agreement, the Collateral Documents, and all documents, instruments and agreements delivered in connection with the foregoing.

(q)                                 Section 1.1 of the Credit Agreement shall be further amended by adding, in appropriate alphabetical order, the following definition:

Market Disruption Spread means zero, unless a notice delivered pursuant to Section 8.2 is in effect, in which case, such spread shall be a rate per annum equal to 2.00%.

(r)                                    Section 1.1 of the Credit Agreement shall be further amended by adding, in appropriate alphabetical order, the following definition:

Minimum Asset Coverage Ratio means, in respect of the Parent and its Subsidiaries on a consolidated basis, as of any date of determination, (i) the sum of cash and net accounts receivable, divided by (ii) Total Debt, as of such date.

(s)                                  Section 1.1 of the Credit Agreement shall be further amended by deleting the defined term “Required Lenders” and replacing it with the following:

Required Lenders means, at any time, two or more Lenders whose Pro Rata Shares exceed 50% as determined pursuant to clause (b) of the definition of “Pro Rata Share”.

(t)                                    Section 1.1 of the Credit Agreement shall be further amended, at the definition “Subsidiary”, by deleting “Company” and replacing it with “Parent”.

(u)                                 Section 1.1 of the Credit Agreement shall be further amended, at the definition “Total Debt”, by replacing “Company” each time it appears, and replacing it with “Parent”.

(v)                                 Section 1.1 of the Credit Agreement shall be further amended, by deleting the definition “Total Net Leverage Ratio”.

(w)                               Section 1.1 of the Credit Agreement shall be further amended by adding the following additional definition in appropriate alphabetical order:

Total Debt to EBITDA Ratio means, as of the last day of any Fiscal Quarter, the ratio of (a) Total Debt as of such day to (b) EBITDA for the Computation Period ending on such day.

(x)                                   Section 1.1 of the Credit Agreement shall be further amended, at the definition “Wholly-Owned Subsidiary”, by deleting the phrase “as to any Person”, and replacing it with “as to the Parent”.

(y)                                 Section 4.1 of the Credit Agreement shall be amended by deleting clause (a) thereof and replacing it with the following:

(a)                                  At all times while such Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate plus the Applicable Margin from time to time in effect; and

(z)                                   Section 8.2 of the Credit Agreement shall be deleted in its entirety and replaced with the following:

8.2                                 Basis for Determining Interest Rate Inadequate or Unfair.

(a)                                  If:

(i)                                     the Administrative Agent reasonably determines (which determination shall be binding and conclusive on the Company absent manifest error) that by reason of circumstances affecting the interbank Eurocurrency Rate market adequate and reasonable means do not exist for ascertaining the applicable Eurocurrency Rate; or

(ii)                                  the Required Lenders advise the Administrative Agent that the Eurocurrency Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding Eurocurrency Rate Loans for such Interest Period (taking into account any amount to which such Lenders may be entitled under Section 8.1) or that the making or funding of Eurocurrency Rate Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lenders materially affects such Loans;

then the Administrative Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (A) no Lender shall be under any obligation to make or convert any Base Rate Loans into Eurocurrency Rate Loans and (B) on the last day of the current Interest Period for each Eurocurrency Rate Loan, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

(b)                                 If the Lenders having 25% or more of the Commitments determine (which determination shall be conclusive and binding upon the Company) that the Eurocurrency Rate or the Base Rate, as the case may be, will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans, the Administrative Agent shall give notice thereof to the Company and the Lenders as soon as practicable thereafter and, upon delivery of such notice and until the Administrative Agent (upon the instruction of the such Lenders) revokes such notice, the Market Disruption Spread shall be included in the calculation of Base Rate and Eurocurrency Rate.

(aa)                            Section 8.3 of the Credit Agreement shall be deleted in its entirety and replaced with the following:

8.3                                 Illegality.  If any Lender determines that any change in law or regulation after the Closing Date has made it unlawful, or that any governmental authority has changed its interpretation of any applicable law or regulation after the Closing Date and asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Eurocurrency Rate Loans, or to determine or charge interest rates based upon the Eurocurrency Rate, or any governmental authority has imposed material restrictions on the authority of such

Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans, or to convert Base Rate Loans to Eurocurrency Rate Loans, or, if such notice relates to the unlawfulness or asserted unlawfulness of charging interest based on the Eurocurrency Rate to make Base Rate Loans as to which the interest rate is determined with reference to the Eurocurrency Rate shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Company shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Rate Loans of such Lender and Base Rate Loans as to which the interest rate is determined with reference to the Eurocurrency Rate to Base Rate Loans as to which the rate of interest is not determined with reference to the Eurocurrency Rate, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans or Base Rate Loans.  Notwithstanding the foregoing and despite the illegality for such a Lender to make, maintain or fund Eurocurrency Rate Loans or Base Rate Loans as to which the interest rate is determined with reference to the Eurocurrency Rate, that Lender shall remain committed to make Base Rate Loans and shall be entitled to recover interest at the Base Rate.  Upon any such prepayment or conversion, the Company shall also pay accrued interest on the amount so prepaid or converted.

(bb)                          Section 9 of the Credit Agreement shall be amended by adding the following at the end thereof as new Section 9.21:

9.21                           Rights in Collateral; Priority of Liens.  The Company and each other Loan Party that is party to a Collateral Document own the property granted by them as Collateral under each such Collateral Document, free and clear of any and all Liens in favor of third parties.  Upon the proper filing of UCC financing statements, and the taking of the other actions required by the Administrative Agent, the Liens granted pursuant to the Collateral Documents will constitute valid and enforceable first, prior and perfected Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders and other parties specified therein.  All representations and warranties of the Loan Parties contained in the Collateral Documents are true and correct.

(cc)                            Section 10.1 of the Credit Agreement shall be amended by (i) re-numbering Section 10.1.9 as “10.1.10”, and (ii) inserting the following new section as Section 10.1.9:

10.1.9                  Accounts Receivable Agings.  Promptly when available and in any event within 45 days after the end of each Fiscal Quarter, an accounts receivable aging report, in form and detail reasonably satisfactory to the Administrative Agent, in respect of the Parent and its Subsidiaries.

(dd)                          Section 10.9 of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

10.9                           Further Assurances.  Take, and cause each other Loan Party to take, such actions as are necessary or as the Administrative Agent or the Required Lenders may reasonably request from time to time to ensure that the (i) Obligations are guaranteed by each Domestic Subsidiary (including, upon the acquisition or creation thereof, any Subsidiary acquired or created after the Closing Date), in each case as the Administrative Agent may determine, including the execution and delivery of guaranties and other documents, and (ii) the Obligations are secured by valid and perfected first priority security interests in all Collateral of the Parent, Company and all Domestic Subsidiaries, including filing of notices of liens, UCC financing statements, fixture filings and continuations thereof (but not including control agreements (unless then required under the relevant Loan Document), or filings with copyright , trademark or patent offices), and obtaining such consents and waivers from landlords, mortgagees and warehousemen in form and substance satisfactory to the Administrative Agent as may be requested by the Administrative Agent or the Required Lenders from time to time.

(ee)                            Section 11.11 of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

11.11                     Fiscal Year.  Not change, or permit any Loan Party to change, its Fiscal Year.

(ff)                                Section 11.12.1 of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

11.12.1  Total Debt to EBITDA Ratio.  Not permit the Total Debt to EBITDA Ratio as of the last day of any Computation Period to exceed 2.50 to 1.00.

(gg)                          Section 11.12 of the Credit Agreement shall be further amended by adding the following at the end thereof:

11.12.3  Minimum Asset Coverage Ratio.  Not permit the Minimum Asset Coverage Ratio as of any date to be less than 1.50 to 1.00.

(hh)                          Section 11.13 of the Credit Agreement shall be amended by deleting the phrase “or (2) 50% of EBITDA for such 12 month period, if otherwise,” and inserting in its place the following:

“(2) 100% of EBITDA for any such period ending from October 1, 2008 through June 30, 2009, (3) 75% of EBITDA for any such period ending from July 1, 2009 through December 31, 2009, or (4) 50% of EBITDA for any such period ending thereafter,”

(ii)                                  Section 13.1.9 of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

13.1.9                  Invalidity of Loan Documents.  Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party specified as a party thereto denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document, or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not valid, perfected and prior to all other Liens (except to the extent such perfection is not required by the Loan Documents), or is terminated, revoked or declared void; or

(jj)                                  Section 14 of the Credit Agreement shall be further amended by adding the following additional section at the end thereof:

14.13                     Collateral Matters.

(a)                                  Each Lender hereby irrevocably authorizes and directs the Administrative Agent to enter into the Collateral Documents for the benefit of such Lender.  Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth in Section 10.01, any action taken by the Required Lenders, in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.  The Administrative Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender from time to time prior to, an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.

(b)                                 Each Lender hereby irrevocably authorizes the Administrative Agent, at its option and in its discretion,

(i)                                     to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (A) upon termination of the Commitments of all Lenders and payment in full of all Obligations (other than contingent indemnification obligations), (B) that is sold or to be sold as part of or in connection with any sale permitted under the Loan Documents, (C) subject to Section 15.1, if approved, authorized or ratified in writing by the Required Lenders, or (D) in connection with any foreclosure sale or other disposition of Collateral after the occurrence of an Event of Default; and

(ii)                                  to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by the Loan Documents.

Upon request by the Administrative Agent at any time, each Lender will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Collateral pursuant to this Section 14.13.

(c)                                  Subject to (b) above, the Administrative Agent may (and is hereby irrevocably authorized by each Lender, to) execute such documents as may be necessary to evidence the release or subordination of the Liens granted to the Administrative Agent for the benefit of the Administrative Agent and the Lenders; provided that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to or create any liability or entail any consequence other than the release or subordination of such Liens without recourse or warranty and (ii) such release or subordination shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Company or any other Loan Party in respect of) all interests retained by the Company or any other Loan Party, including the proceeds of the sale, all of which shall continue to constitute part of the Collateral.  In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Administrative Agent shall be authorized to deduct all expenses reasonably incurred by the Administrative Agent from the proceeds of any such sale, transfer or foreclosure.

(d)                                 The Administrative Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the Collateral exists or is owned by the Company or any other Loan Party or is cared for, protected or insured or that the Liens granted to the Administrative Agent herein or in any of the Collateral Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Administrative Agent in this Section 14.13 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent’s own interest in the Collateral as one of the Lenders and that the Administrative Agent shall have no duty or liability whatsoever to the Lenders.

(e)                                  Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession.  Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent’s instructions.

(kk)                            Section 15.1 of the Credit Agreement shall be amended by deleting clause (d) thereof and replacing it with the following:

(d)                                 release any party from its obligations under the Guaranty and Pledge Agreement; release all or substantially all the Collateral except as contemplated by Section 14.13, change the definition of Required Lenders, any provision of this Section 15.1 or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent, without, in each case, the written consent of all Lenders.

(ll)                                  The Credit Agreement shall be further amended by deleting Exhibit B thereof and replacing it with the Exhibit B attached hereto as Annex I.

3.                                       Waiver.

(a)                                  For purposes of this waiver, the “Existing Default” shall mean any Event of Default or Unmatured Event of Default arising pursuant to Section 13.1.5 of the Credit Agreement by virtue of any breach as of December 31, 2008 in respect of Section 11.12.2.

(b)                                 Subject to and upon the terms and conditions hereof and with effect on the Effective Date, the Lenders hereby waive the Existing Defaults; provided, however, that if an Event of Default would have arisen under Section 11.12.2 as of December 31, 2008, as such Section is amended hereby, then the Existing Default shall automatically be deemed to resume and shall again exist.

(c)                                  Nothing contained herein shall be deemed a waiver of (or otherwise affect the Lenders’ ability to enforce) any other default or event of default under the Credit Agreement, including (i) any default or event of default as may now or hereafter exist and arise from or otherwise be related to (but not otherwise constituting) the Existing Default (including without limitation any cross-default arising under the Credit Agreement by virtue of any matters resulting from the Existing Default), and (ii) any default or event of default arising at any time after the Effective Date and which is the same as or similar to the Existing Default.

4.                                       Effectiveness.  This Amendment (including the waiver at Section 3) shall become effective upon the satisfaction of each of the following conditions precedent (such date, the “Effective Date”):

(i)                                     The Administrative Agent shall have received duly-executed counterpart originals of this Amendment from the Company and the Required Lenders; provided that Section 2(s) and Section 2(jj) hereof shall become effective only if the Administrative Agent shall have received duly-executed counterpart originals of this Amendment from the Company and all of the Lenders.

(ii)                                  executed counterparts of a security agreement by the Parent, the Company and each Domestic Subsidiary in form and substance satisfactory to the Administrative Agent, together with:

(A)                              proper financing statements (Form UCC-1 or the equivalent) or other perfection documents fully executed (as appropriate) for filing under the Uniform Commercial Code or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable, to perfect the security interests purported to be created by the Collateral Documents (not including, however, control agreements);

(B)                                copies of requests for information or copies, or equivalent reports as of a recent date, listing all effective financing statements that name the Parent or any of its Domestic Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (A) above and in such other jurisdictions in which the Collateral is located on the Effective Date or as otherwise deemed appropriate by the Administrative Agent, together with copies of such other financing statements that name the Parent or any of its Domestic Subsidiaries as debtor (none of which shall cover the Collateral except (x) to the extent evidencing permitted Liens or (y) those in respect of which the Administrative Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully authorized or executed for filing);

(C)                                evidence of the completion of all other recordings and filings of, or with respect to, the Collateral Documents as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect and protect the security interests intended to be created by the Collateral Documents; and

(D)                               evidence that all other actions necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect and protect the security interests purported to be created by the Collateral Documents (to the extent such perfection is required thereby) have been, or will be, substantially contemporaneously with the Effective Date, taken, and the Collateral Documents shall be in full force and effect;

(iii)                               The Administrative Agent shall have received from the Company a certificate signed by the secretary or assistant secretary of the Loan Parties, dated the Effective Date, in form and substance satisfactory to the Administrative Agent, and certifying evidence of the authorization of the execution, delivery and performance by the Loan Parties of this Amendment and the other documents and agreements delivered in connection herewith (together, the “Amendment Documents”).

(iv)                              The Administrative Agent shall have received such evidence of the valid existence and good standing of the Loan Parties executing any of the Amendment Documents as the Administrative Agent shall request.

(v)                                 The Company shall have paid all fees required under that letter dated January 13, 2009, among Banc of America Securities LLC, the Administrative Agent and the Company (the “Amendment Fee Letter”).

(vi)                              The Company shall have paid or reimbursed to the Administrative Agent all reasonable and documented costs and attorneys’ fees incurred by the Administrative Agent in connection with this Amendment and the other Amendment Documents.

(vii)                           The Administrative Agent shall have received, in form and substance reasonably satisfactory to it, such additional opinions, approvals, consents, documents and other information as the Administrative Agent or any Lender shall reasonably request.

5.                                       Representations and Warranties.  To induce the Administrative Agent and the undersigned Lenders to execute this Amendment, the Company represents and warrants as follows:

(a)                                  The Company is duly authorized to execute and deliver this Amendment and the other Amendment Documents, and to perform its obligations hereunder and thereunder.

(b)                                 The representations and warranties in the Loan Documents (including but not limited to Section 9 of the Credit Agreement), as amended hereby, are true and correct in all material respects with the same effect as though made on and as of the date of this Amendment (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date).

6.                                       Affirmation.  Except as expressly amended hereby, the Credit Agreement and the other Loan Documents are and shall continue in full force and effect and the Company hereby fully ratifies and affirms each Loan Document to which it is a party.  Any reference to the Credit Agreement found in the Credit Agreement or any other Loan Document shall be a reference to the Credit Agreement as amended hereby and as further amended, modified, restated, supplemented or extended from time to time.  This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and the other Loan Documents.

7.                                       Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one instrument.  Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be effective as delivery of an original counterpart.

8.                                       Headings.  The headings and captions of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

9.                                       APPLICABLE LAW.  THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

10.                                 Costs and Expenses.  The Company hereby affirms its obligation under Section 15.5 of the Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses paid or incurred thereby in connection with the preparation, execution and delivery of this Amendment, including but not limited to the Attorney Costs with respect thereto.

11.                                 Additional Collateral Documentation.  Within 30 days after the Effective Date, the Company shall deliver to the Administrative Agent fully executed assignments of life insurance policies in respect of individuals identified to and agreed by the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent.

[signature pages follow]

The parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

LECG, LLC

By:	/s/ Steven R. Fife

Title:	CFO

[Signature Page 1 to Third Amendment]

BANK OF AMERICA, N.A.,
as Administrative Agent, Issuing Lender,
and a Lender

By:	/s/ Ken Puro

Title:	Vice President

BANK OF AMERICA, N.A.,
as Issuing Lender, and a Lender

By:	[illegible]

Title:	Senior Vice President

[Signature Page 2 to Third Amendment]

U. S. BANK NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Richard J. Ameny, Jr.

Title:	Vice President

[Signature Page 3 to Third Amendment]

KEY BANK N.A., as a Lender

By:	[illegible]

Title:	Vice President

[Signature Page 4 to Third Amendment]

WELLS FARGO BANK, N.A., as a
Lender

By:	/s/ Michael Jones

Title:	Vice – President

[Signature Page 5 to Third Amendment]

THE NORTHERN TRUST COMPANY,
as a Lender

By:	[illegible]

Title:	Officer

[Signature Page 6 to Third Amendment]

ANNEX I

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

To:                              Bank of America, N.A.

Please refer to the Second Amended and Restated Credit Agreement dated as of December 15, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among LECG, LLC (the “Company”), various financial institutions and LaSalle Bank National Association (predecessor by merger to Bank of America, N.A.), as Administrative Agent.  Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

I.                                         Reports.  Enclosed herewith is a copy of the [annual audited/quarterly/monthly] report of the Parent as at                ,          (the “Computation Date”), which report fairly presents in all material respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of the Parent as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II.                                     Financial Tests.  The Company hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement:

A.                                    Section 11.12.2 – Minimum Fixed Charge Coverage Ratio

1.	Consolidated Net Income		$

2.	Plus:	Interest Expense	$
		income tax expense	$
amortization of signing and
		performance bonuses	$
		non-cash equity compensation	$
		other non-cash charges	$
— Specify:
$
$
$
		extraordinary non-cash losses	$
		goodwill impairment	$
expensed acquisition
		costs (up to $500,000)	$

3.	Total (EBIT)		$

4.	Rentals		$

1

5.	Sum of (3) and (4)	$

6.	Cash Interest Expense	$

7.	Sum of (4) and (6)	$

8.	Ratio of (5) to (7)	to 1.00

9.	Minimum Required	2.00:1.00

B.                                    Section 11.12.1 – Maximum Debt to EBITDA Ratio

1.	Total Debt		$

2.	Consolidated Net Income		$

3.	Plus:	Interest Expense	$
		income tax expense	$
		depreciation	$
		amortization	$
		non-cash equity compensation	$
		other non-cash charges	$
— Specify:
$
$
$
		extraordinary non-cash losses	$
		goodwill impairment	$
expensed acquisition costs
		(up to $500,000)	$

4.	Total (EBITDA)		$

5.	Ratio of (1) to (4)		to 1

6.	Maximum allowed		2.50:1.00

C.                                    Section 11.12.3 – Minimum Asset Coverage Ratio

1.	Cash	$

2.	Net accounts receivable	$

3.	Total Debt	$

4.	Ratio of ((1) + (2)) to (3)	to 1

5.	Minimum allowed	1.50:1.00

2

The Company further certifies to you that no Event of Default or Unmatured Event of Default has occurred and is continuing.

The Company has caused this Certificate to be executed and delivered by its duly authorized officer on                           ,         .

LECG, LLC

By:

Title:

3